As filed with the Securities and Exchange Commission on March 26, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLOT LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Allot Ltd.
22 Hanagar Street
Neve Ne’eman Industrial Zone B
Hod-Hasharon 4051317, Israel
 (Address of Principal Executive Offices) (Zip Code)

 2016 Incentive Compensation Plan
(formerly 2006 Incentive Compensation Plan)
(Full Title of the Plan)

Allot Communications Inc.
1500 District Avenue
Burlington, MA 01803
(Name and address of agent for service)

Tel: (781) 939-9300
 (Telephone number, including area code, of agent for service)

Copies to:
Colin J. Diamond, Esq. Paul Hastings LLP 200 Park Avenue New York, NY 10166 Tel: (212) 318-6007 Fax: (212) 303-7007	Inbar Charash, Adv. VP Legal Affairs & General Counsel Allot Ltd. 22 Hanagar Street Hod-Hasharon 4501317, Israel Tel/Fax: +972 (9) 762-8419	Aaron M. Lampert, Adv. Ephraim Friedman, Adv. Goldfarb Gross Seligman & Co. 1 Azrieli Center, Round Tower Tel Aviv 6701101, Israel Tel: +972 (3) 607-4444 Fax: +972 (3) 607-4566

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 1,500,000 Ordinary Shares, par value New Israeli Shekel (“NIS”) 0.10 per share (“Ordinary Shares”), of Allot Ltd. (the “Company”) issuable pursuant to the Allot Ltd. 2016 Incentive Compensation Plan as was approved the Company’s board of directors.

In accordance with General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (File No. 333-140701), filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2007, as supplemented, amended or superseded by the Company’s Registration Statements on Form S-8 (File Nos. 333-149237, 333-159306, 333-165144, 333-172492, 333-180770, 333-187406, 333-194833, 333-203028, 333-210420, 333-216893, 333-223838, 333-230391, 333-237405, 333-254298, 333-263767, 333-270903, 333-278607 and 333-285268) filed with the Commission on February 14, 2008, May 18, 2009, March 2, 2010, February 28, 2011, April 17, 2012, March 21, 2013, March 27, 2014, March 26, 2015, March 28, 2016, March 23, 2017, March 22, 2018, March 19, 2019, March 26, 2020, March 15, 2021, March 22, 2022, March 28, 2023, April 10, 2024 and February 26, 2025, respectively, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below. References to “we”, “our,” “us” or the “Company” below refer to Allot Ltd. and its consolidated subsidiaries.

PART II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents (or portions thereof) that we have filed with or furnished to the Commission:

(a)
Our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 26, 2026.

(b)	Our Report of Foreign Private Issuer on Form 6-K (Commission File No. 001-33129) furnished to the Commission on February 25, 2026.

(c)
The description of our Ordinary Shares under “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A (File No. 001-33129), filed with the Commission on November 3, 2006, as updated by the description of our Ordinary Shares contained in Exhibit 2.2 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026, and any subsequent amendment or any report filed for purposes of updating such description.

All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by us to the Commission that are identified in such forms as being incorporated into this Registration Statement, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereunder have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit Number	Exhibit
4.1	Allot Ltd. 2016 Incentive Compensation Plan, as amended (1)
4.2	Articles of Association of the Company (2)
4.3	Specimen ordinary share certificate of the Company (3)
5.1	Opinion of Goldfarb Gross Seligman & Co. as to the legality of Allot Ltd.’s Ordinary Shares being registered*
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global*
23.2	Consent of Goldfarb Gross Seligman & Co., Israeli counsel to the Company (included in Exhibit 5)
24.1	Power of Attorney (included on the signature page of this Registration Statement)
107	Filing Fee Table*
(1)	Previously filed with the Commission on March 26, 2026 as Exhibit 4.2 to the Company’s Form 20-F for the year ended December 31, 2025 (File No. 001-33129) and incorporated by reference herein.
(2)	Previously included in Exhibit 99.3 to the report of foreign private issuer on Form 6-K furnished to the Commission on November 1, 2018 and incorporated by reference herein.
(3)	Previously filed with the Commission on October 31, 2006 as Exhibit 4.1 to the Company’s F-1 Registration Statement (File No. 333-138313) and incorporated by reference herein.
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hod-Hasharon, Israel on March 26, 2026.

Allot Ltd.

By:	/s/ Eyal Harari
Name: Eyal Harari
Title: Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of Allot Ltd., a company organized under the laws of the State of Israel, do hereby constitute and appoint Eyal Harari and Liat Nahum, and each of them severally, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-8. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with such registration statements or amendments or supplements thereof and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

[Signature Page to Follow]

Signature	Title of Capacities	Date

/s/ Eyal Harari Eyal Harari	Chief Executive Officer (Principal Executive Officer)	March 26, 2026

/s/ Liat Nahun Liat Nahun	Chief Financial Officer (Principal Financial Officer)	March 26, 2026

/s/ David Reis David Reis	Chairman of the Board of Directors	March 26, 2026

/s/ Efrat Makov Efrat Makov	Director	March 26, 2026

/s/ Steven D. Levy Steven D. Levy	Director	March 26, 2026

/s/ Cynthia Paul Cynthia Paul	Director	March 26, 2026

/s/ Raffi Kesten Raffi Kesten	Director	March 26, 2026

/s/ Nadav Zohar Nadav Zohar	Director	March 26, 2026

AUTHORIZED REPRESENTATIVE IN
THE UNITED STATES:

Allot Communications Inc.

By: /s/ Eyal Harari
        Name: Eyal Harari
Title: Director, Allot Communications Inc.

Date: March 26, 2026